UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2024

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	SRPT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreements.

Exclusive License and Collaboration Agreement

On November 25, 2024, Sarepta Therapeutics, Inc. (“Sarepta”) and Arrowhead Pharmaceuticals, Inc. (“Arrowhead”) entered into an Exclusive License and Collaboration Agreement (the “Collaboration Agreement”) pursuant to which Arrowhead granted Sarepta an exclusive license under certain of Arrowhead’s intellectual property rights to develop, manufacture, commercialize, and otherwise exploit the lead candidate (and all backup candidates) for four clinical programs (the “Clinical Programs”) and three pre-clinical programs (the “Pre-Clinical Programs”). The Clinical Programs are for targeted siRNA therapies directed to (a) DUX4 for the treatment of facioscapulohumeral muscular dystrophy, (b) DMPK for the treatment of type 1 myotonic dystrophy, (c) ATXN2 for the treatment of ataxias, and (d) MMP7 for the treatment of idiopathic pulmonary fibrosis. The pre-clinical programs are for targeted siRNA therapies directed to (a) ATXN1 for the treatment of ataxias, (b) ATXN3 for the treatment of ataxias, and (c) HTT for the treatment of Huntington’s Disease. Sarepta and Arrowhead will also collaborate on the discovery and development of compounds that are directed to six targets to be selected by Sarepta during the term (each a “Discovery Program,” and together with the Clinical Programs and Pre-Clinical Programs, the “Programs”). The selection of targets will be subject to certain restrictions set forth in the Collaboration Agreement. If a Discovery Program target is deemed futile, then Sarepta will have the right to substitute any such target up to two times.

Exclusivity

Except for its performance of activities under the Collaboration Agreement, Arrowhead may not perform any research, development, or commercialization activities with respect to any compounds or products (a) directed to any targets that are the subject of activities under the Collaboration Agreement, (b) for the treatment of spinocerebellar ataxias until the ATXN1 Program, ATXN2 Program, and ATXN3 Program have all terminated, or (c) directed to a list of reserved skeletal muscle targets for five years, provided that two of the reserved skeletal muscles will be subject to an additional two years of exclusivity.

Development, Manufacturing, and Commercialization

Arrowhead will conduct development activities with respect to the Programs under the Collaboration Agreement pursuant to agreed-upon development plans. At pre-determined transition points for each Program, Arrowhead will transfer development responsibility to Sarepta. Sarepta will then perform all development activities in furtherance of obtaining and maintaining regulatory approvals for licensed products throughout the world. Sarepta will reimburse Arrowhead for certain pre-determined development activities for the Clinical Programs. Each party is responsible for the costs and expenses of other development activities under the Collaboration Agreement.

Arrowhead will complete all manufacturing activities necessary for Arrowhead’s development activities for each Program. Arrowhead will also provide clinical supply of licensed compounds and licensed products for all Programs under the Collaboration and commercial supply of licensed compounds and licensed products for the Clinical Programs. Sarepta and Arrowhead will determine at a later date whether Arrowhead will provide commercial supply of licensed compounds and licensed products for the Preclinical Programs and Discovery Programs. Upon the occurrence of certain conditions, Arrowhead will transfer control of manufacturing and supply to Sarepta.

Sarepta will have the sole right to commercialize licensed products throughout the world.

Governance

The exploitation of licensed compounds and licensed products will be governed by a series of committees established to facilitate transition and collaboration between the parties with respect to development and manufacturing of such products.

Financial Terms

At closing, Sarepta will pay Arrowhead an upfront payment of $500 million in cash. Arrowhead has the potential to receive $300.0 million in near-term payments associated with the continued enrollment of certain cohorts of a Phase 1/2 study. Additionally, Arrowhead is eligible to receive up to $250 million in annual fees and, for each of the Programs, Arrowhead is eligible to receive development milestone payments between $110.0 million and $180.0 million per Program and sales milestone payments between $500.0 million and $700.0 million per Program from Sarepta.

In addition, the Collaboration Agreement provides that Sarepta will pay Arrowhead tiered royalties on annual net sales of all licensed products for a given Program, up to the low double digits.

Term; Termination

Unless earlier terminated as described below, the Collaboration Agreement will continue on a licensed product-by-licensed product and country-by-country basis, until the expiration of the royalty term for such licensed product in such country. The Collaboration Agreement includes a customary royalty term.

Either party may terminate the Collaboration Agreement for the other party’s material breach if such breach is not cured within a specified cure period.

Sarepta may terminate the Collaboration Agreement for convenience, in its entirety or on a licensed product-by-licensed product and region-by-region basis. If there is a clinical trial failure of the ongoing clinical trial for ARO-DM1, then, at its election, Sarepta may terminate the Collaboration Agreement with respect to either the DM1 Program or ARO-DM1.

The closing of the transaction contemplated by the Collaboration Agreement and the Stock Purchase Agreement (as defined below) is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions.

The foregoing description of the terms of the Collaboration Agreement is not complete and is qualified in its entirety by reference to the text of the Collaboration Agreement, a copy of which Sarepta intends to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2024.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2024, Ryan Brown informed Sarepta of his resignation from his position as the Company’s Executive Vice President, Chief General Counsel, effective as of November 26, 2024. Cristin Rothfuss, the Company’s Senior Vice President, Deputy General Counsel, will succeed Mr. Brown as the Company’s Executive Vice President, General Counsel. Mr. Brown will remain as a non-executive employee of the Company until on or around May 9, 2025 to support this transition.

Item 8.01	Other Events

Stock Purchase Agreement

In connection with the Collaboration Agreement, Sarepta Therapeutics Investments, Inc., a wholly owned subsidiary of Sarepta (“Sarepta Investments”), entered into a Stock Purchase Agreement with Arrowhead (the “Stock Purchase Agreement”) on November 25, 2024, pursuant to which Sarepta Investments will purchase 11,926,301 shares of common stock, par value $0.001 per share, of Arrowhead (the “Arrowhead Shares”), in a private placement transaction, for an aggregate purchase price of $325 million (the “Equity Transaction”).

The Arrowhead Shares are subject to lock-up restrictions, pursuant to which, without prior approval of Arrowhead, prohibit Sarepta Investments from transferring the Arrowhead Shares for a period of 180 days after the closing of the transaction, subject to certain exceptions. Further, Sarepta Investments and certain of its affiliates will be bound by certain “standstill” provisions, including agreements not to acquire more than 15% of the outstanding shares of Arrowhead common stock or effect or initiate any acquisition of Arrowhead, for a period of up to five years, subject to certain exceptions. The Stock Purchase Agreement contains other customary terms and conditions, including mutual representations, warranties, and covenants.

Arrowhead also granted certain registration rights to Sarepta Investments with regard to the resale of the Arrowhead Shares following the closing of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: November 26, 2024	By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer